Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2024 SECOND QUARTER EARNINGS

Charlottesville, VA – July 19, 2024 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $4.2 million, or $0.77 per diluted share, for the quarter ended June 30, 2024, compared to $5.7 million, or $1.05 per diluted share, recognized for the quarter ended June 30, 2023. For the six months ended June 30, 2024, the Company recognized net income of $7.8 million, or $1.45 per diluted share, compared to $11.4 million, or $2.13 per diluted share, for the six months ended June 30, 2023.

The declines in 2024 net income compared to 2023 for the quarterly and year-to-date periods are the result of 1) increased cost of funds and 2) the accretion of the credit mark related to purchased loans when satisfied by the borrower, which was significantly larger in the second quarter of 2023 when compared to the same period of 2024.

President and Chief Executive Officer's comments: "Loan balances continued to increase during the second quarter of this year, with organic growth and continued purchases of the government-guaranteed portions of USDA and SBA loans," stated Glenn W. Rust, President and Chief Executive Officer. "We increased our loan balances 6% during the first half of the year, 19% year-over-year and our credit quality metrics remain solid. Our capital and liquidity positions continue to be strong and stable. We are also pleased to report that Virginia National Bankshares Corporation has been included again in the Russell 2000, which reconstituted at the end of the second quarter. Inclusion will likely enhance stock liquidity through trading by index funds and benchmarked investment strategies."

Key Performance Indicators

Second quarter 2024 compared to fourth quarter 2023

•
Return on average assets increased to 1.05% from 0.79%
•
Return on average equity increased to 11.07% from 9.03%
•
Net interest margin (FTE)1 improved to 3.04% from 2.89%
•
Loan-to-deposit ratio increased to 84.3% from 77.5%
•
Efficiency ratio (FTE)1 improved to 62.7% from 64.0%

June 2024 Balance Sheet Highlights

•
The Company continued to experience loan growth in the second quarter of 2024. Gross loans outstanding as of June 30, 2024 totaled $1.2 billion, an increase of $65.5 million, or 6.0%, compared to December 31, 2023 and an increase of $184.9 million, or 19.0%, compared to June 30, 2023.
•
Outstanding borrowings declined $36.5 million, or 54.9%, from December 31, 2023 to June 30, 2024 and declined $29.7 million, or 49.7% year-over year, as management made a concerted effort to stabilize overall cost of funds.
•
As of June 30, 2024, the Company had unused borrowing facilities in place of approximately $196.7 million.
•
The Company holds no brokered deposits.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

•
The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $144.8 million as of June 30, 2024, $151.5 million as of December 31, 2023 and $132.8 million as of June 30, 2023.
•
Total deposits decreased $35.3 million, or 2.5% from December 31, 2023 to June 30, 2024 and increased $25.8 million, or 1.9% year-over-year.
•
Securities balances declined $137.6 million from December 31, 2023 to June 30, 2024; funds from the maturities of investments were repurposed to higher yielding assets in the form of loans and to reduce the level of outstanding borrowings.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.25% as of June 30, 2024, 0.17% as of December 31, 2023 and 0.08% as of June 30, 2023.
•
Nonperforming assets amounted to $4.0 million as of June 30, 2024, compared to $2.7 million as of December 31, 2023 and $1.3 million as of June 30, 2023;
o
Ten loans to nine borrowers are in non-accrual status, totaling $2.4 million, as of June 30, 2024, compared to $1.9 million as of December 31, 2023 and $1.2 million as of June 30, 2023.
o
Loans 90 days or more past due and still accruing interest amounted to $1.6 million as of June 30, 2024, compared to $880 thousand as of December 31, 2023 and $107 thousand as of June 30, 2023. The past due balance as of June 30, 2024 is comprised of four loans totaling $1.5 million which are 100% government-guaranteed, and seven student loans totaling $63 thousand.
o
The Company currently holds no other real estate owned.
•
The period-end Allowance for Credit Losses (“ACL”) as a percentage of total loans was 0.69% as of June 30, 2024, 0.77% as of December 31, 2023 and 0.81% as of June 30, 2023. The proportionate increase in government-guaranteed loans over the respective periods is the driver of the decrease in the ACL as a percentage of total loans. Balances in government-guaranteed loans have increased $42.4 million during the second quarter of 2024 and have increased $130.2 million since June 30, 2023. Such loans are 100% government-guaranteed and do not require an ACL.
•
The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $8.2 million as of June 30, 2024.
•
For the three months ended June 30, 2024, the Company recorded a net recovery of provision for credit losses of $338 thousand, primarily due to the recovery of a previously charged-off loan; this balance is net of a $180 thousand provision for unfunded commitments.

Net Interest Income

•
Net interest income for the three months ended June 30, 2024 of $11.2 million decreased $2.5 million, or 18.4%, compared to the three months ended June 30, 2023, as the increase in interest expense on deposit accounts and borrowings outweighed the increase in interest income earned on assets.
•
Net interest margin (FTE), (a non-GAAP financial measure)2, for the three months ended June 30, 2024 was 3.04%, compared to 2.89% and 3.83% for the three months ended December 31, 2023 and the three months ended June 30, 2023, respectively. The increase as compared to the fourth quarter of 2023 was primarily due to the increase in yield on loans, increasing from 5.47% to 5.71% for the periods noted, while the decline when compared to the prior year second quarter was due to increased cost of funds.
•
Yield on loans was 5.71% for the three months ended June 30, 2024, compared to 6.35% for the prior year same period, and was 5.67% for the six months ended June 30, 2024, compared to 5.96% for the prior year same period. The accretion of the credit mark related to purchased loans positively impacted interest income by 31 bps in the second quarter of 2024, compared to 88 bps in the second quarter of 2023, fluctuating primarily due to the treatment of the credit mark under CECL2. When a purchased loan, which was identified as purchased credit-deteriorated as of the date of the acquisition, is satisfied by the borrower, the remaining mark is recognized as interest income in accordance with CECL.

__________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

2 For more information regarding the adoption of FASB's Topic 326, Financial Instruments - Credit Losses ("CECL") effective January 1, 2023, refer to the Company's first quarter 2023 Form 10-Q.

•
The overall cost of funds, including noninterest-bearing deposits, of 210 bps incurred in the three months ended June 30, 2024 increased 77 bps from 133 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits increased period over period, from a cost of 174 bps to 274 bps. Management believes that the Bank's cost of funds has stabilized during the first half of 2024, as the cost of funds and cost of interest bearing deposits is relatively unchanged from the three months ended March 31, 2024.

Noninterest Income

Noninterest income for the three months ended June 30, 2024 decreased $354 thousand, or 17.3%, compared to the three months ended June 30, 2023, primarily due to lower wealth management, deposit account, debit card, credit card and ATM fees.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2024 decreased $442 thousand, or 5.2%, compared to the three months ended June 30, 2023. This decrease is primarily the result of lower compensation, occupancy and data processing costs, as a result of right-sizing the branch network from the merger, and reduced marketing, advertising and promotion expense.

Book Value

Book value per share increased to $28.70 as of June 30, 2024, compared to $26.54 as of June 30, 2023, and tangible book value per share (a non-GAAP financial measure)1 was $26.43 as of June 30, 2024 compared to $24.01 as of June 30, 2023. These values increased as net retained income increased and unrealized losses in the investment portfolio remained relatively constant period over period.

Income Taxes

The effective tax rates amounted to 18.3% and 18.4% for the three months ended June 30, 2024 and 2023, respectively, which are lower than the statutory rate, due to the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and income from bank owned life insurance policies.

Dividends

Cash dividends of $1.8 million, or $0.33 per share, were declared and paid during the second quarter of 2024.

Share Repurchase Plan

During the second quarter of 2024, the Company continued its share repurchase plan, repurchasing 19,476 shares at an average price of $27.32 per share. Year-to-date, the Company has repurchased 20,350 shares at an average price of $27.42 per share.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has nine banking offices throughout Fauquier and Prince William counties, three banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share data)

	June 30, 2024	December 31, 2023*	June 30, 2023
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$8,785	$18,074	$9,714
Interest-bearing deposits in other banks	8,515	10,316	20,225
Securities:
Available for sale (AFS), at fair value	284,698	420,595	473,868
Restricted securities, at cost	6,667	8,385	7,438
Total securities	291,365	428,980	481,306
Loans, net of deferred fees and costs	1,158,214	1,092,665	973,348
Allowance for credit losses	(8,028)	(8,395)	(7,863)
Loans, net	1,150,186	1,084,270	965,485
Premises and equipment, net	15,818	16,195	17,564
Bank owned life insurance	39,468	38,904	39,065
Goodwill	7,768	7,768	7,768
Core deposit intangible, net	4,418	5,093	5,815
Right of use asset, net	6,287	6,748	6,634
Deferred tax asset, net	15,860	15,382	16,961
Accrued interest receivable and other assets	25,350	14,287	13,551
Total assets	$1,573,820	$1,646,017	$1,584,088
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$357,931	$372,857	$412,273
Interest-bearing	257,365	305,541	312,773
Money market and savings deposit accounts	423,055	412,119	398,074
Certificates of deposit and other time deposits	335,490	318,581	224,956
Total deposits	1,373,841	1,409,098	1,348,076
Federal funds purchased	2,438	3,462	20,503
Borrowings	30,000	66,500	59,666
Junior subordinated debt, net	3,483	3,459	3,436
Lease liability	6,102	6,504	6,301
Accrued interest payable and other liabilities	3,792	3,954	3,667
Total liabilities	1,419,656	1,492,977	1,441,649
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,256	13,258	13,250
Capital surplus	105,935	106,045	105,667
Retained earnings	77,961	73,781	69,502
Accumulated other comprehensive loss	(42,988)	(40,044)	(45,980)
Total shareholders' equity	154,164	153,040	142,439
Total liabilities and shareholders' equity	$1,573,820	$1,646,017	$1,584,088
Common shares outstanding	5,370,912	5,365,982	5,365,982
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share and share data)

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Interest and dividend income:
Loans, including fees	$16,242	$14,894	$31,903	$27,661
Federal funds sold	160	10	399	10
Other interest-bearing deposits	58	119	115	378
Investment securities:
Taxable	1,776	2,876	3,935	5,826
Tax exempt	327	329	653	656
Dividends	100	104	218	171
Total interest and dividend income	18,663	18,332	37,223	34,702

Interest expense:
Demand deposits	68	106	139	195
Money market and savings deposits	2,952	2,197	5,874	3,970
Certificates and other time deposits	3,982	1,776	8,032	2,424
Borrowings	388	439	874	766
Federal funds purchased	9	32	16	91
Junior subordinated debt	83	79	171	140
Total interest expense	7,482	4,629	15,106	7,586
Net interest income	11,181	13,703	22,117	27,116
Provision for (recovery of) credit losses	(338)	261	(360)	13
Net interest income after provision for (recovery of) credit losses	11,519	13,442	22,477	27,103

Noninterest income:
Wealth management fees	240	397	666	801
Deposit account fees	338	399	725	800
Debit/credit card and ATM fees	523	636	1,011	1,207
Bank owned life insurance income	289	261	564	513
Gains (losses) on sales of assets, net	(3)	-	36	-
Gain on early redemption of debt	-	-	379	-
Gain on termination of interest rate swap	-	-	-	460
Losses on sales of AFS, net	-	-	(4)	(206)
Other	304	352	492	746
Total noninterest income	1,691	2,045	3,869	4,321

Noninterest expense:
Salaries and employee benefits	3,850	4,062	8,002	8,113
Net occupancy	865	929	1,837	2,108
Equipment	167	176	338	394
Bank franchise tax	345	313	685	637
Computer software	276	203	484	405
Data processing	579	806	1,318	1,548
FDIC deposit insurance assessment	180	220	375	320
Marketing, advertising and promotion	157	275	405	650
Professional fees	190	198	442	390
Core deposit intangible amortization	332	379	675	770
Other	1,181	1,003	2,380	2,090
Total noninterest expense	8,122	8,564	16,941	17,425
Income before income taxes	5,088	6,923	9,405	13,999
Provision for income taxes	929	1,272	1,600	2,557
Net income	$4,159	$5,651	$7,805	$11,442
Net income per common share, basic	$0.77	$1.05	$1.45	$2.14
Net income per common share, diluted	$0.77	$1.05	$1.45	$2.13
Weighted average common shares outstanding, basic	5,377,055	5,357,873	5,371,972	5,348,040
Weighted average common shares outstanding, diluted	5,385,770	5,375,073	5,382,980	5,375,545

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Common Share Data:
Net income per weighted average share, basic	$0.77	$0.68	$0.59	$0.87	$1.05
Net income per weighted average share, diluted	$0.77	$0.68	$0.59	$0.86	$1.05
Weighted average shares outstanding, basic	5,377,055	5,366,890	5,365,982	5,365,982	5,357,873
Weighted average shares outstanding, diluted	5,385,770	5,380,081	5,394,713	5,395,483	5,375,073
Actual shares outstanding	5,370,912	5,390,388	5,365,982	5,365,982	5,365,982
Tangible book value per share at period end (non-GAAP) [5]	$26.43	$25.99	$26.12	$22.83	$24.01

Key Ratios:
Return on average assets [1]	1.05%	0.91%	0.79%	1.18%	1.46%
Return on average equity [1]	11.07%	9.57%	9.03%	12.91%	15.98%
Net interest margin (FTE) [2]	3.04%	2.93%	2.89%	3.04%	3.83%
Efficiency ratio (FTE) [3]	62.7%	66.8%	64.0%	60.3%	54.1%
Loan-to-deposit ratio	84.3%	78.8%	77.5%	74.5%	72.2%

Net Interest Income:
Net interest income	$11,181	$10,936	$10,753	$11,100	$13,703
Net interest income (FTE) [2]	$11,268	$11,023	$10,839	$11,187	$13,789

Capital Ratios:
Tier 1 leverage ratio	11.47%	11.24%	11.13%	11.26%	11.20%
Total risk-based capital ratio	18.64%	18.39%	18.24%	18.76%	18.80%

Assets and Asset Quality:
Average earning assets	$1,491,821	$1,513,924	$1,487,910	$1,460,555	$1,443,048
Average gross loans	$1,144,350	$1,117,570	$1,061,297	$986,480	$940,264
Fair value mark on acquired loans	$8,237	$8,811	$9,399	$9,965	$10,957

Allowance for credit losses on loans:
Beginning of period	$8,289	$8,395	$7,799	$7,863	$7,772
Provision for (recovery of) credit losses	(518)	11	713	2	216
Charge-offs	(208)	(184)	(207)	(199)	(180)
Recoveries	465	67	90	133	55
Net recoveries (charge-offs)	257	(117)	(117)	(66)	(125)
End of period	$8,028	$8,289	$8,395	$7,799	$7,863

Non-accrual loans	$2,365	$2,178	$1,852	$1,143	$1,185
Loans 90 days or more past due and still accruing	1,596	876	880	854	107
Total nonperforming assets (NPA) [4]	$3,961	$3,054	$2,732	$1,997	$1,292

NPA as a % of total assets	0.25%	0.19%	0.17%	0.13%	0.08%
NPA as a % of gross loans	0.34%	0.27%	0.25%	0.20%	0.13%
ACL to gross loans	0.69%	0.73%	0.77%	0.76%	0.81%
Non-accruing loans to gross loans	0.20%	0.19%	0.17%	0.11%	0.12%
Net charge-offs (recoveries) to average loans [1]	-0.09%	0.04%	0.04%	0.03%	0.05%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

5 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	June 30, 2024			June 30, 2023
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$261,250	$1,876	2.87%	$421,156	$2,980	2.83%
Tax Exempt Securities [1]	66,463	414	2.49%	66,956	415	2.48%
Total Securities [1]	327,713	2,290	2.80%	488,112	3,395	2.78%
Loans:
Real Estate	900,581	12,483	5.57%	823,289	13,167	6.41%
Commercial	206,125	3,080	6.01%	74,665	969	5.21%
Consumer	37,644	679	7.25%	42,310	758	7.19%
Total Loans	1,144,350	16,242	5.71%	940,264	14,894	6.35%
Fed Funds Sold	11,840	160	5.44%	895	10	4.48%
Other interest-bearing deposits	7,918	58	2.95%	13,777	119	3.46%
Total Earning Assets	1,491,821	18,750	5.06%	1,443,048	18,418	5.12%
Less: Allowance for Credit Losses	(8,299)			(7,805)
Total Non-Earning Assets	112,246			113,883
Total Assets	$1,595,768			$1,549,126

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$268,621	$68	0.10%	$331,523	$106	0.13%
Money Market and Savings Deposits	421,700	2,952	2.82%	415,015	2,197	2.12%
Time Deposits	338,648	3,982	4.73%	194,736	1,776	3.66%
Total Interest-Bearing Deposits	1,028,969	7,002	2.74%	941,274	4,079	1.74%
Borrowings	30,407	388	5.13%	34,265	439	5.14%
Federal funds purchased	561	9	6.45%	2,392	32	5.37%
Junior subordinated debt	3,476	83	9.60%	3,430	79	9.24%
Total Interest-Bearing Liabilities	1,063,413	7,482	2.83%	981,361	4,629	1.89%
Non-Interest-Bearing Liabilities:
Demand deposits	370,640			416,039
Other liabilities	10,545			9,853
Total Liabilities	1,444,598			1,407,253
Shareholders' Equity	151,170			141,873
Total Liabilities & Shareholders' Equity	$1,595,768			$1,549,126
Net Interest Income (FTE)		$11,268			$13,789
Interest Rate Spread [2]			2.23%			3.23%
Cost of Funds			2.10%			1.33%
Interest Expense as a Percentage of Average Earning Assets			2.02%			1.29%
Net Interest Margin (FTE) [3]			3.04%			3.83%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the six months ended
	June 30, 2024			June 30, 2023
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$282,493	$4,153	2.94%	$434,219	$5,997	2.76%
Tax Exempt Securities [1]	66,526	827	2.49%	67,019	831	2.48%
Total Securities [1]	349,019	4,980	2.85%	501,238	6,828	2.72%
Loans:
Real Estate	903,033	25,026	5.57%	820,033	24,032	5.91%
Commercial	190,251	5,505	5.82%	73,357	2,098	5.77%
Consumer	37,676	1,372	7.32%	43,179	1,531	7.15%
Total Loans	1,130,960	31,903	5.67%	936,569	27,661	5.96%
Fed Funds Sold	14,732	399	5.45%	455	10	4.43%
Other interest-bearing deposits	8,171	115	2.83%	20,789	378	3.67%
Total Earning Assets	1,502,882	37,397	5.00%	1,459,051	34,877	4.82%
Less: Allowance for Credit Losses	(8,356)			(7,947)
Total Non-Earning Assets	111,045			114,372
Total Assets	$1,605,571			$1,565,476

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$275,723	$139	0.10%	$346,625	$195	0.11%
Money Market and Savings Deposits	416,837	5,874	2.83%	431,849	3,970	1.85%
Time Deposits	339,866	8,032	4.75%	161,247	2,424	3.03%
Total Interest-Bearing Deposits	1,032,426	14,045	2.74%	939,721	6,589	1.41%
Borrowings	36,280	874	4.84%	31,074	766	4.97%
Federal funds purchased	528	16	6.09%	3,754	91	4.89%
Junior subordinated debt	3,470	171	9.91%	3,423	140	8.25%
Total Interest-Bearing Liabilities	1,072,704	15,106	2.83%	977,972	7,586	1.56%
Non-Interest-Bearing Liabilities:
Demand deposits	369,588			440,285
Other liabilities	11,041			9,423
Total Liabilities	1,453,333			1,427,680
Shareholders' Equity	152,238			137,796
Total Liabilities & Shareholders' Equity	$1,605,571			$1,565,476
Net Interest Income (FTE)		$22,291			$27,291
Interest Rate Spread [2]			2.17%			3.26%
Cost of Funds			2.11%			1.08%
Interest Expense as a Percentage of Average Earning Assets			2.02%			1.05%
Net Interest Margin (FTE) [3]			2.98%			3.77%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Fully tax-equivalent measures
Net interest income	$11,181	$10,936	$10,753	$11,100	$13,703
Fully tax-equivalent adjustment	87	87	86	87	86
Net interest income (FTE) [1]	$11,268	$11,023	$10,839	$11,187	$13,789

Efficiency ratio [2]	63.1%	67.2%	64.4%	60.7%	54.4%
Fully tax-equivalent adjustment	-0.4%	-0.4%	-0.4%	-0.4%	-0.3%
Efficiency ratio (FTE) [3]	62.7%	66.8%	64.0%	60.3%	54.1%

Net interest margin	3.01%	2.91%	2.87%	3.02%	3.81%
Fully tax-equivalent adjustment	0.03%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	3.04%	2.93%	2.89%	3.04%	3.83%

	As of
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Other financial measures
Book value per share	$28.70	$28.31	$28.52	$25.29	$26.54
Impact of intangible assets [4]	(2.27)	(2.32)	(2.40)	(2.46)	(2.53)
Tangible book value per share (non-GAAP)	$26.43	$25.99	$26.12	$22.83	$24.01

	For the Six Months Ended
	June 30, 2024	June 30, 2023
Fully tax-equivalent measures
Net interest income	$22,117	$27,116
Fully tax-equivalent adjustment	174	175
Net interest income (FTE) [1]	$22,291	$27,291

Efficiency ratio [2]	65.2%	55.4%
Fully tax-equivalent adjustment	-0.4%	-0.3%
Efficiency ratio (FTE) [3]	64.8%	55.1%

Net interest margin	2.96%	3.75%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	2.98%	3.77%

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.